EXHIBIT 10(b)(ii)


                           SECOND AMENDMENT TO THE
                           MCDONALD'S CORPORATION
                           PROFIT SHARING PROGRAM


       The McDonald's Corporation Profit Sharing Program (the "Program"), as amended and restated January 1, 1996, is hereby amended, effective January 1, 1997, except as otherwise specifically provided herein as follows:

                                      I

       Section 1.14(a) is hereby deleted and replaced by the following:

            (a) except as otherwise specified below, the Participant's total compensation paid during the Plan Year to such Participant by an Employer while an Active Participant in the Program as reported in Box 1 of Form W-2, for 1995, or the equivalent box on any comparable form for subsequent Plan Years, increased by (i) any amounts by which the Participant's compensation is reduced by Participant Elected Contributions under the McDESOP portion of the Program or any other portion of the Program, and under any portion of any Related Plan which meets the requirements of Section 401(k) of the Internal Revenue Code; and (ii) compensation reduction contributions for medical, dental or dependent care or other benefits under a cafeteria plan meeting the requirements of Section 125 of the Internal Revenue Code; and excluding (I) provisions for life insurance; (II) reimbursement for or other payment for expenses related to, moving expenses (including the relocation bonuses);
       (III) any benefits under the Program or any other qualified plan described in Section 401(a) of the Internal Revenue Code; (IV) distributions under McDonald's Profit Sharing Program Equalization Plan ("McEqual"), McDonald's 1989 Executive Equalization Plan ("McCAP I"), the McDonald's Supplemental Employee Benefit Equalization Plan ("McCAP II") or the McDonald's Corporation Deferred Income Plan; (V) income earned from stock options granted under the McDonald's 1975 Stock Ownership Option Plan; Stock Exchange Rights or Performance Units granted under the McDonald's Corporation 1978 Incentive Plan; options, restricted stock, stock appreciation rights, performance units and stock bonuses awarded under the McDonald's 1992 Stock Ownership Incentive Plan; (VI) payments to a Participant for foreign service in the form of tax gross-up benefits; (VII) allowances for cost of living, housing and education, and other similar payments; (VIII) any income attributable to personal use of an employer-provided vehicle, an allowance paid for the loss of an employer-provided vehicle, use of a company condo, participation in group trips, gift stock, any payments for referrals of new employees, spouse's travel and perquisites whether in cash or in kind and other similar items; and
       (IX) any special termination bonus paid pursuant to a termination agreement and any severance pay;

                                     II

       Section 1.14(b) is deleted and replaced by the following:

            (b) for purposes of top heavy rules in Article XV (except for determining whether a Participant is a Key Employee pursuant to
       Section 15.2(d)) and for determining the limitations under Code
       Section 415 in Article IX, Considered Compensation means total compensation paid to the Participant by an Employer, a Commonly Controlled Entity or a member of an Affiliated Service Group for the Plan Year, including distributions from any nonqualified deferred compensation plans maintained by an Employer, Commonly Controlled Entity or member of an Affiliated Service Group and amounts paid or reimbursed by the employer for moving expenses incurred by the Participant to the extent it is reasonable to believe that such amounts are not deductible by the Participant under Section 217 of the Internal Revenue Code and excluding (i) with respect to Plan Years commencing before January 1, 1998, any salary reduction contributions to a plan sponsored by an Employer meeting the requirements of Section 125 or Section 401(k) of the Internal Revenue Code, (ii) any salary reduction amounts credited to the Participant's accounts under the McDonald's Supplemental Employee Benefit Equalization Plan ("McCAP II"), the McDonald's Profit Sharing Program Equalization Plan ("McEqual"), the McDonald's 1989 Executive Equalization Plan ("McCAP I"), the McDonald's Corporation Deferred Income Plan, or any other non-qualified deferred compensation plans from time to time maintained by an Employer,
       (iii) income from stock options, and (iv) any other amounts which receive special tax benefits. Notwithstanding the foregoing provisions of Section 1.14(b), with respect to Plan Years beginning on and after January 1, 1998, Considered Compensation shall not exclude salary reduction contributions to a plan sponsored by an Employer which meets the requirements of Section 125 or Section 401(k) of the Internal Revenue Code as provided in Section 1.14(b)(i).

                                     III

       Effective January 1, 1998, Section 1.14(c) is deleted and replaced by the following:

            (c)  for the purpose of determining whether a Participant is
       (1) a Highly Compensated Employee or (2) a Key Employee pursuant to
       Section 15.2(d), Considered Compensation shall be the Participant's Considered Compensation as defined in Section 1.14(b).

                                     IV

       Section 1.14(e) is deleted and replaced by the following:

            (e) for the purposes of determining the amount of Participant Elected Contributions pursuant to Section 5.1, Considered Compensation as defined in Section 1.14(a) increased by expatriate equalization differentials and reduced by all compensation not paid in cash, by cash perquisites, and officers discretionary bonuses to the extent included in Considered Compensation as defined in Section 1.14(a).

                                      V

       The next to last paragraph of Section 1.14 shall be deleted in its entirety and replaced by the following:

            For purposes of Sections 1.14(a), (c), (d) and (e), Considered Compensation taken into account under the Program shall not exceed $160,000 (for 1997) and as adjusted in subsequent years as provided by the Secretary of the Treasury (the "dollar limit").

                                     VI

       The following sentence shall be added to Section 1.22 at the end thereof:

       A consultant, an independent contractor or a Leased Employee shall not become an Employee because of being reclassified by the Internal Revenue Service, except prospectively from the date of such reclassification.

                                     VII

       Section 1.30 is deleted in its entirety and replaced by the following:

            1.30 "Highly Compensated Employee" means, for a Plan Year, any Participant who performs services as an employee for an Employer, Commonly Controlled Entity or member of an Affiliated Service Group during such Plan Year:

                 (a)  and who

                      (1)  at any time during the Plan Year or the
                      preceding Plan Year ("Preceding Plan Year"), was a Five Percent Owner; or

                      (2) received Considered Compensation in excess of $80,000 (for 1996, adjusted in subsequent years as provided by the Secretary of the Treasury) during the Preceding Plan Year.

                 (b) For purposes of this Section 1.30, employees who are nonresident aliens and who receive no earned income (within the meaning of Section 911(d)(2) of the Internal Revenue Code) from an Employer, a Commonly Controlled Entity or member of an Affiliated Service Group which constitutes income from sources within the United States (within the meaning of Section 861(a)(3) of the Internal Revenue Code) shall not be treated as employees.

                 (c) A former employee shall also be treated as a Highly Compensated Employee for a Plan Year if such former employee had a Termination of Employment prior to such Plan Year and was a Highly Compensated Employee (without regard to this Section 1.30(c)) for either the Plan Year in which he had a Termination of Employment or any Plan Year ending on or after his 55th birthday.

                                    VIII

       Section 1.34 shall be deleted in its entirety and replaced by the following:

            1.34 "Leased Employee" means any person who is not an employee of a Commonly Controlled Entity or a member of an Affiliated Service Group and who provides services to a Commonly Controlled Entity or a member of an Affiliated Service Group ("Recipient") if:

                 (a) such services are performed pursuant to an agreement between the Recipient and any other person;

                 (b) such person has performed such services for the Employer (or for the Employer, any Commonly Controlled Entity or member of an Affiliated Service Group) on a substantially full time basis for a period of at least 1 year; and

                 (c) such individual's services are performed under the primary direction or control of the Recipient.

                                     IX

       Section 1.51 is deleted in its entirety and replaced by the following inserted in lieu thereof:

            1.51 "Required Beginning Date" means April 1 of the calendar year following the later of:

                 (a) the calendar year in which a Participant attains age 70-1/2; or

                 (b) if the Participant is not a Five Percent Owner, as determined under Internal Revenue Code Section 416, of the Employer or a Commonly Controlled Entity at any time during the Plan Year ending with or within the calendar year in which he attains age 70-1/2, the calendar year in which he has a Termination of Employment.

            Notwithstanding the foregoing, the Required Beginning Date shall not be any date earlier than any date to which the Required Beginning Date can be delayed in accordance with Section 11.14 and any applicable law, regulations, or rulings.

                                      X

       Section 1.57 is hereby deleted and replaced by the following:

            1.57  [Reserved]

                                     XI

       Effective January 1, 1987, the second and third paragraphs of
  Section 4.1(b) shall be deleted and replaced by the following:

            Solely for purposes of the Average ACP test the Committee shall have the discretion to determine the portion of a Participant's (or selected group of Participants') Employer Matching Contributions (and Forfeitures), Special Section 401(k) Employer Contributions or Participant Elected Contributions to be counted in calculating the Participant's average contribution percentage and in making such determination shall be under no obligation to treat similarly situated Participants in a like manner so long as the following requirements (to the extent applicable) are satisfied:

                 (1) The amount of Special Section 401(k) Employer Contributions is non-discriminatory under Code Section 401(a)(4);

                 (2) All contributions to the Program other than Participant Elected Contributions, Employer Matching
            Contributions and Special Section 401(k) Employer Contributions satisfy the requirements of Code Section 401(a)(4); and

                 (3) The Participant Elected Contributions, including those treated as matching contributions for purposes of the Required ACP Test satisfy the requirements of the ADP test.

                 (4) The Special Section 401(k) Contributions are allocated to the Participant as of a date within the Plan Year and the Participant Elective Contributions satisfy the requirements of Treas. Reg. Section 1.401(k)-1(b)(4)(i) for the Plan Year.

            A Participant's Employer Matching Contributions, Special
       Section 401(k) Contributions or Participant Elected Contributions which are counted for purposes of the Required ADP Test pursuant to
       Section 5.2(e) shall not be counted for purposes of calculating such Participant's Average Contribution Percentage.

                                     XII

       Effective from January 1, 1987 through December 31, 1996, the following paragraph shall be added to Section 4.1(b) at the end thereof:

            In calculating the average ACP of a Highly Compensated Employee who is a Five Percent Owner or one of the ten Highly Compensated Employees paid the greatest compensation (determined before aggregation of the compensation of his spouse or lineal descendants who have not attained age 19 before the end of the Plan Year ("Family Member")), the numerator shall consist of the sum of such Participant's and Family Member's Employer Matching Contributions (including any Forfeitures allocated therewith) and any other amounts treated as Employer Matching Contributions. Such Participant and Family Member shall be considered one Highly Compensated Employee for purposes of calculating the ACP. Except as described in this paragraph, the Employer Matching Contributions (including Forfeitures allocated therewith) and any amounts treated as Employer Matching Contributions shall be disregarded for the purpose of calculating the ACP of the Family Member.

                                    XIII

       The first paragraph of Section 4.1(c) shall be deleted and replaced by the following:

            (c) Required Actual Contribution Percentage Test and Adjustment. The Average ACP for the group of Highly Compensated Employees shall bear a relationship to the Average ACP for all Non-highly Compensated Employees for the current Plan Year for Plan Years beginning in 1997, and the preceding Plan Year for Plan Years beginning in 1998, and thereafter which meets either of the following tests ("Required ACP Test"):

                 (1) the Average ACP for the current Plan Year for the Plan Year beginning in 1997, and the preceding Plan Year for Plan Years beginning in 1998 and thereafter for the group of Participants who are Non-highly Compensated Employees multiplied by 1.25 is greater than or equal to the Average ACP for the Plan Year for the Highly Compensated Employees; or

                 (2) The excess of the Average ACP for the Plan Year for the group of Highly Compensated Employees who are Active Participants over the Average ACP for the current Plan Year, for the Plan Year beginning in 1997, and the preceding Plan Year for Plan Years beginning in 1998 and thereafter of all Non-highly Compensated Employees who are Active Participants is not more than 2 percentage points, and the Average ACP for the Plan Year for the group of Highly Compensated Employees who are Active Participants is not more than the Average ACP for the current Plan Year, for the Plan Year beginning in 1997, and the preceding Plan Year for Plan Years beginning in 1998 and thereafter of all non-highly Compensated Employees who are Active Participants multiplied by 2.

            For Plan Years beginning in 1998 and thereafter, the above Required ACP Test may be applied by using the Average ACP for Non-highly Compensated Employees for the current Plan Year if the Committee so elects: provided that once made such an election may not be changed except as provided by the Secretary of the Treasury.

            If the Required ACP Test for a Plan Year is not met and, if the Company does not elect to make Special Section 401(k) Employer Contributions or to count Participant Elected Contributions for purposes of the Required ACP test with respect to the Plan Year sufficient to result in the Required ACP test being passed, then the Committee shall reduce Employer Matching Contributions and Forfeitures (which for this purpose shall include any Participant Elected Contributions counted in the Required ACP Test) that Active Participants who are Highly Compensated Employees for the Plan Year (or a portion of such Active Participants) may defer in the following steps:

            Step 1: The Committee shall first determine the dollar amount of the reductions which would have to be made to the Employer Matching Contributions and Forfeitures of Highly Compensated Employees who are Active Participants for the Plan Year in order that the Average ACP of the Highly Compensated Employees would not exceed both the amounts permitted in Sections 4.1(c)(1) and (c)(2).
        Such amount shall be calculated by first determining the dollar amount by which the Employer Matching Contributions and Forfeitures of the Highly Compensated Employees who have the highest Actual Contribution Percentage would have to be reduced until the first to occur of: (i) such Employees' Actual Contribution Percentage, after the reductions made under Section 5.2(b), would become tied with the Actual Contribution Percentage of one or more other Highly Compensated Employees or (ii) the Average ACP of all of the Highly Compensated Employees, as recalculated after the reductions made under this Step 1, no longer would exceed the amounts permitted in both Sections 4.1(c)(1) and (c)(2). Then, unless the Average ACP of the Highly Compensated Employees, as recalculated after the reductions made under this Step 1, no longer exceeds the amounts permitted in both Sections 4.1(c)(1) and (c)(2), the reduction process shall be repeated by determining the dollar amount of reductions which would have to be made to the Employer Matching Contributions and Forfeitures of the group of Highly Compensated Employees who after all prior reductions made in this Step 1 would have the highest Actual Contribution Percentage until the first to occur of: (iii) the Actual Contribution Percentage, after the prior reductions made in this Step 1, of each person in such group becomes tied with that of one or more other Highly Compensated Employees or
       (iv) the Average ACP of all of the Highly Compensated Employees, after the prior reductions, no longer would exceed the amounts permitted in both Sections 4.1(c)(1) and (c)(2). This process is repeated until the Average ACP of all of the Highly Compensated Employees, after all reductions, would no longer exceed the amounts permitted in both Sections 4.1(c)(1) and (c)(2).

            Step 2. Next, the Committee shall determine the total dollar amount of reductions to the Employer Matching Contributions and Forfeitures calculated under Step 1 ("Total Excess Contributions").

            Step 3.  Finally, the Committee shall reduce the Employer
       Matching Contributions and Forfeitures of the Highly Compensated Employees with the highest dollar amount of Employer Matching Contributions and Forfeitures by the lesser of the amount which either: (i) causes such Highly Compensated Employees' Employer Matching Contributions and Forfeitures to equal the dollar amount of the Employer Matching Contributions and Forfeitures of the Highly Compensated Employees with the next highest dollar amount of Employer Matching Contributions and Forfeitures or (ii) reduces the Highly Compensated Employee's Employer Matching Contributions and Forfeitures by the Total Excess Contributions. Then, unless the total amount of reductions made to Highly Compensated Employees' Employer Matching Contributions and Forfeitures under this Step 3 equals the amount of Total Excess Contributions, the reduction process shall be repeated by reducing the Employer Matching Contributions and Forfeitures of the group of Highly Compensated Employees with the highest dollar amount of Employer Matching Contributions and Forfeitures, after the prior reductions made in this Step 3, by the lesser of the amount which either: (iii) causes such Highly Compensated Employees' Employer Matching Contributions and Forfeitures made in this Step 3 to equal the dollar amount of the Employer Matching Contributions and Forfeitures of other Highly Compensated Employees with the next highest dollar amount of Employer Matching Contributions and Forfeitures or (iv) causes total reductions to equal the Total Excess Contributions. This process is repeated with each successive group of Highly Compensated Employees with the highest dollar amount, after the prior reductions of the Employer Matching Contributions and Forfeitures made under this Step
       3 until the total reductions equal the Total Excess Contributions.

            The Committee shall reduce and distribute Employer Matching Contributions and Forfeitures equal to the Total Excess Contributions for the Plan Year and any income, gains or losses attributable thereto, as determined in accordance with Section 5.3, to Highly Compensated Employees as determined in Step 3 after the end of the Plan Year with respect to which such reduced Employer Matching Contributions and Forfeitures were made.

            If any Employer Matching Contributions are reduced hereunder, such reduced amounts shall become a Forfeiture and shall be allocated to other Participants' Employer Matching Contribution Accounts in proportion to the Employer Matching Contributions and any Forfeitures allocated to such accounts pursuant to Sections 7.2(a) and (b).

                                     XIV

       Effective from January 1, 1987 through December 31, 1996, the following shall be added to Section 4.1(c) at the end thereof:

            If a Highly Compensated Employee who is subject to the family aggregation rules under Section 4.1(b) has his Employer Matching Contributions (and any amounts considered to be Employer Matching Contributions) reduced under this Section 4.1(c) such reductions shall be allocated to the family members in proportion to their respective Employer Matching Contributions (and any amounts considered to be Employer Matching Contributions) used to calculate the ACP.

                                     XV

       A new Section 4.7 shall be added at the end of Article IV, effective December 12, 1994, as follows.

            4.7. Reemployed Members of the Uniformed Services. The provisions of this Section 4.7 shall apply to each person reemployed by an Employer after a period of uniformed service with reemployment rights under Chapter 43 of Title 38, United States Code ("Qualified Uniformed Service"); provided that any Employee seeking benefits under this Section 4.7 shall notify the Benefits Accounting Department of his eligibility and provide such information and proof, including but not limited to his certificate of service, as shall reasonably be required to confirm the Employee's eligibility.

                 (a) Contributions. The Accounts of each such reemployed veteran ("Reemployed Veteran") shall be credited with contributions (but not earnings or Forfeitures except as he becomes entitled to them under the Plan after the date of reemployment) as follows:

                      (i) Employer Profit Sharing Contributions. As of the Valuation Date next following such reemployment, each Reemployed Veteran's Employer Profit Sharing Account shall be credited with the Employer Profit Sharing Contributions which he would have been allocated under Section 7.1 if he had been an Employee of an Employer during the period of Qualified Uniformed Service with Considered Compensation determined as described in Section 4.7(d). Such amounts shall be credited from Forfeitures under the Profit Sharing portion of the Program or, if the Employer so elects, from special contributions made for the purpose by the Employer.

                      (ii) Leveraged ESOP Allocations. As of the Valuation Date next following the date of such reemployment, each Reemployed Veteran's Leveraged ESOP Accounts shall be credited with the allocations of Company Stock from the Leveraged ESOP Suspense Account in the amount he would have received under Section 7.3 if he had been an Employee of an Employer with Considered Compensation determined as described in Section 4.7(d) during the period of Qualified Uniformed Service. Such allocations shall be made from amounts released from the Leveraged ESOP Suspense Account under Section 6.3 in the Plan Year in which the allocation is made before the allocations in Section 7.3(a) are made and if there are no such releases from Forfeitures under the Leveraged ESOP or special contributions made for the purpose by the Employer.

                      (iii) Participant Elected Contributions. At any time during the period beginning on the date of reemployment and ending on the earlier of the end of a period which is (A) three times the period of the person's Qualified Uniformed Service or (B) five years, the Reemployed Veteran may make elective deferrals from his Considered Compensation with respect to his period of Qualified Uniformed Service provided that the amount of such contributions shall not exceed the amount the person would have been permitted to elect to contribute had the person remained continuously employed and been an Employee throughout the period of Qualified Uniformed Service ("Additional Elective Deferrals").

                      (iv) Employer Matching Contributions. Each Employer shall make Employer Matching Contributions to the Program to be credited to such Reemployed Veteran's Employer Matching Contribution Account with respect to any Additional Elective Deferrals in the amount which such Employer would have contributed under the Program had the Additional Elective Deferrals been make during the period of Qualified Uniformed Service. Such amounts shall be credited from Forfeitures under the Profit Sharing Portion of the Program or, if the Employer so elects, from special contributions made for the purpose by the Employer.

                 (b) Service and Position with the Employer. In determining the contributions to which each such Reemployed Veteran is entitled under Section 4.7(a), he shall be credited with Hours of Service hereunder during his period of Qualified Uniformed Service both with respect to Eligibility Service and Vesting Service. In determining the amount of such Hours of Service to be credited, the Plan Administrator shall make good faith estimates of the Hours of Service the person would have received had he been continuously employed by the Employer during the period of Qualified Uniformed Service.

                 In addition, each Reemployed Veteran shall be deemed to
            have been employed in the same position he would have been in had he not had the period of Qualified Uniformed Service.

                 (c) Break in Service. After reemployment, such a person shall not be treated as having incurred a Break in Service by reason of such person's period(s) of Qualified Uniformed Service.

                 (d) Compensation. For purposes of determining the amount of a Reemployed Veteran's contributions under Section 4.7(a), each person shall be treated as receiving Compensation during the period of Qualified Uniformed Service equal to (i) the compensation he would have received during such period if he were not in Qualified Uniformed Service, determined based on the rate of pay the Reemployed Veteran would have received from the Employer but for the absence during the period of Qualified Uniformed Service, or (ii) if the Compensation the Veteran would have received during such period was not reasonably certain, the Reemployed Veteran's average compensation from the Employer during the 12-month period immediately preceding the Qualified Uniformed Service (or, if shorter, the period of employment immediately preceding the Qualified Uniformed Service).

                 (e) Limits. The contributions made pursuant to Section 4.7(a) above shall be taken into account with respect to the limits contained in Section 5.2(c)(1) or Article IX, as applicable in the Plan Year for which such contributions are made but shall not be taken into account in applying such limits with respect to the Plan Year in which the contributions are made. Assuming that the Reemployed Veteran had compensation as described in 4.7(d) during the period of Qualified Uniformed Service. The ADP test and non-discrimination tests for a prior Plan Year shall not be recalculated to take into account contributions made under this
            Section 4.7.

                 (f) References. All references to Sections of the Program in this Section 4.7 shall refer to the analogous sections of the Program as in existence during the period of Qualified Uniform Service with respect to which contributions are being made.

                                     XVI

       Effective January 1, 1987, the second paragraph of Section 5.2(d) shall be amended to read as follows:

            Solely for purposes of calculating the Average ADP the Committee shall have the discretion to determine the portion of a Participant's (or selected group of Participant's) Participant Elected Contributions, Employer Matching Contributions or Special
       Section 401(k) Employer Contributions to be counted in calculating the Participant's Actual Deferral Percentage and in making such determination shall be under no obligation to treat similarly situated Participants in a like manner so long as the following requirements (to the extent applicable) are satisfied:

                 (1) The amount of Special Section 401(k) Employer Contributions to be counted for purposes of calculating Actual Deferral Percentage shall satisfy the requirements of Section 401(a)(4);

                 (2) All contributions to the Program other than Participant Elected Contributions, Employer Matching
            Contributions and Special Section 401(k) Employer Contributions satisfy the requirements of Code Section 401(a)(4); and

                 (3)  The Employer Matching Contributions and Special
            Section 401(k) Contributions are allocated to Participant's Net Balance Account under the Program as of the last day of the Plan Year for which the ADP test is being calculated.

                                    XVII

       Effective from January 1, 1987 through December 31, 1996, the following paragraph shall be added to Section 5.2(d) at the end thereof:

            In calculating the average ADP of a Highly Compensated Employee who is a Five Percent Owner or one of the ten Highly Compensated Employees paid the greatest compensation (determined before aggregation of the compensation of his spouse or lineal descendants who have not attained age 19 before the end of the Plan Year ("Family Member")), the numerator shall consist of the sum of such Participant's and Family Member's Participant Elected Contributions to the Plan. Such Participant and Family Member shall be considered one Highly Compensated Employee for purposes of calculating the average ADP.

                                    XVIII

            Section 5.2(e) is hereby deleted and replaced by the following:

            (e) Required ADP Test. The Average ADP for eligible Highly Compensated Employees for a Plan Year bears a relationship to the Average ADP for all Non-highly Compensated Employees for the current Plan Year for the Plan Year beginning in 1997, and the preceding Plan Year for Plan Years beginning in 1998 and thereafter, which meets either of the following tests:

                 (1) The Average ADP for the preceding Plan Year for the group of Active Participants who are Non-highly Compensated Employees multiplied by 1.25 is greater than or equal to the Average ADP for the Plan Year for the Highly Compensated Employees; or

                 (2) The excess of the Average ADP for the Plan Year for the group of Highly Compensated Employees who are Active Participants over the Average ADP for the preceding Plan Year of all Non-highly Compensated Employees who are Active Participants is not more than 2 percentage points, and the Average ADP for the Plan Year for the group of Highly Compensated Employees who are Active Participants is not more than the Average ADP for the preceding Plan Year of all Non-highly Compensated Employees who are Active Participants multiplied by 2.

            For Plan Years beginning in 1998 and thereafter, the above Required ADP Test may be applied by using the Average ADP for Non-highly Compensated Employees for the current Plan Year if the Committee so elects; provided that once made such an election may not be changed except as provided by the Secretary of the Treasury.

             If the Required ADP Test for a Plan Year is not met and, if the Company does not elect to make Special Section 401(k) Employer Contributions or to count Employer Matching Contributions and Forfeitures for purposes of the ADP test with respect to the Plan Year sufficient to result in the Required ADP test being passed, then the Committee shall reduce Participant Elected Contributions (which for this purpose shall include any Employer Matching Contributions and Forfeitures counted in the Required ADP Test) and any Employer Matching Contributions and Forfeitures allocated with respect to reduced Participant Elected Contributions that Active Participants who are Highly Compensated Employees for the Plan Year (or a portion of such Active Participants) may defer in the following steps:

            Step 1: The Committee shall first determine the dollar amount of the reductions which would have to be made to the Participant Elected Contributions of Highly Compensated Employees who are Active Participants for the Plan Year in order that the Average ADP of the Highly Compensated Employees would not exceed the amounts permitted in both Sections 5.1(e)(1) and (e)(2). Such amount shall be calculated by first determining the dollar amount by which the Participant Elected Contributions of Highly Compensated Employees who have the highest Actual Deferral Percentage would have to be reduced until the first to occur of: (i) such Employees' Actual Deferral Percentage, after the reductions under Section 5.2(b), would become tied with the Actual Deferral Percentage of one or more other Highly Compensated Employees or (ii) the Average ADP of all of the Highly Compensated Employees, as recalculated after the prior reductions under Section 5.2(b), no longer would exceed the amounts permitted in both Sections 5.1(e)(1) and (e)(2). Then, unless the recalculated Average ADP of the Highly Compensated Employees no longer exceeds the amounts permitted in both Sections 5.1(e)(1) and
       (e)(2), the reduction process shall be repeated by determining the amount of reductions which would have to be made to the Participant Elected Contributions of Highly Compensated Employees who after all prior reductions would have the highest Actual Deferral Percentage until the first to occur of: (iii) the Actual Deferral Percentage, after the prior reductions under Sections 5.2(b), 4.2(c) and this Step 1, of each person in such group becomes tied with that of one or more other Highly Compensated Employees or (iv) the Average ADP of all of the Highly Compensated Employees, after the prior reductions, no longer would exceed the amounts permitted in both Sections 5.1(e)(1) and (e)(2). This process is repeated until the Average ADP of all of the Highly Compensate Employees, after all reductions, would no longer exceed the amounts permitted in both Sections 5.1(e)(1) and (e)(2).

            Step 2. Determine the total dollar amount of reductions to the Participant Elected Contributions calculated under Step 1 ("Total Excess Deferrals").

            Step 3. The Participant Elected Contributions (which for this purpose shall include any other contributions counted for purposes of calculating the Required ADP Test) of the Highly Compensated
       Employees with the highest dollar amount of Participant Elected Contributions shall be reduced by the lesser of the dollar amount which either (i) causes such Highly Compensated Employees'
       Participant Elected Contributions to equal the dollar amount of the Participant Elected Contributions of the Highly Compensated
       Employees with the next highest dollar amount of Participant Elected Contributions or (ii) reduces the Highly Compensated Employee's Participant Elected Contributions by the Total Excess Contributions.
        Then, unless the total amount of reductions made to Highly
       Compensated Employees' Participant Elected Contributions under this
       Step 3 equals the amount of the Total Excess Deferrals, the reduction process shall be repeated by reducing the Participant
       Elected Contributions of the group of Highly Compensated Employees with the highest dollar amount of Participant Elected Contributions, after the prior reductions made in this Step 3, by the lesser of the amount which either: (iii) causes such Highly Compensated
       Employees' Participant Elected Contributions after reductions made in Section 5.2(b) and made in this Step 3 to equal the dollar amount of the Participant Elected Contributions of the Highly Compensated Employees with the next highest dollar amount of Participant Elected Contributions or (iv) causes total reductions to equal the Total
       Excess Contributions. This process is repeated with each successive group of Highly Compensated Employees with the highest dollar amount, after the prior reductions, of the Participant Elected Contributions until the total reductions made under this Step 3 equal the Total Excess Contributions.

            The Committee shall reduce and distribute the Total Excess Deferrals for the Plan Year and any income, gains or losses attributable thereto, as determined in accordance with Section 5.3, to Highly Compensated Employees as determined under Step 3 after the end of the Plan Year with respect to which such reduced Participant Elected Contributions were made.

            If Employer Matching Contributions and any Forfeitures allocated with respect to Participants' Participant Elected Contributions are included in calculating the Average ADP for a Plan Year, any such contributions reduced hereunder shall be distributed to Participants in the same manner as Participant Elected Contributions are distributed (including any income allocable thereto). If Employer Matching Contributions and any Forfeitures allocated with respect to Participants' Participant Elected Contributions are not included in calculating the Average ADP for the Plan Year, any amount of Employer Matching Contributions and any Forfeitures allocated therewith which are reduced hereunder because such contributions were originally allocated with respect to Participant Elected Matched Contributions which are reduced to meet the above tests shall become a Forfeiture and shall be allocated to other Participants' Employer Matching Contribution Accounts in proportion to the Employer Matching Contributions and any Forfeitures allocated therewith to such accounts pursuant to Sections 7.2(a) and (b).

                                     XIX

       Effective January 1, 1987, through December 31, 1996, the following shall be added to Section 5.2(e) at the end thereof:

            If a Highly Compensated Employee who is subject to the family aggregation rules under Section 5.2(d) has his Participant Elected Contributions (or any amounts considered to be Participant Elected Contributions) reduced under this Section 5.2(e) such reductions shall be allocated to the Participant and the Family Members in proportion to their respective Participant Elected Contributions (and any amounts considered to be Participant Elected Contributions) used to calculate the ADP.

                                     XX

       Section 5.4 is deleted and replaced by the following:

       5.4 Multiple Use of Alternative Limitations. If assuming that the reductions in the amount and manner provided for in Section 5.2(b) and in Step 1 of Sections 4.1(c) and 5.2(e) were made the ACP of highly Compensated Employees would exceed the amount in Section 4.1(c)(1) but would not exceed the lesser of the amounts in Section 4.1(c)(2) and the Average ADP of Highly Compensated Employees exceeds the amount in Section 5.2(e)(1) but does not exceed the lesser of the amounts in Section 5.2(e)(2), the sum of the Average ADP and the Average ACP for a Plan Year of the Highly Compensated Employees who are Active Participants shall not exceed the greater of (a) or (b), where:

            (a)  equals the sum of (1) plus (2) where:

                 (1) is one hundred and twenty-five percent (125%) of the
            greater of (A) the Average ADP for such Plan Year of the Non-Highly Compensated Employees who are Active Participants, or
            (B) the Average ACP for such Plan Year of such Non-Highly Compensated Employees; and

                 (2) is two percent plus the lesser of the amount determined under Section 5.4(a)(1)(A) or the amount determined under Section 5.4(a)(1)(B), but in no event shall this amount exceed two hundred percent (200%) of the lesser of the amounts determined under Section 5.4(a)(1(A) or 5.4(a)(1(B); and

            (b)  equals the sum of (1) plus (2) where

                 (1) is one hundred and twenty-five percent (125%) of the lesser of (A) the Average ADP for such Plan Year of the Non-Highly Compensated Employees who are Active Participants, or
            (B) the Average ACP for such Plan Year of such Non-Highly Compensated Employees; and

                 (2) is two percent plus the greater of the amount determined under Section 5.4(b)(1)(A) or 5.4(b)(1)(B). In no event, however, shall this amount exceed 200 percent of the greater of the amounts determined under Section 5.4(b)(1)(A) or 5.4(b)(1)(B).

       If the sum of the Average ADP and the Average ACP of Highly Compensated Employees for a Plan Year, after any reductions provided for in Section 5.2(b) or in Step 1 of Sections 4.1(c) and 5.2(e) if applicable, exceeds the amounts determined under both Sections 5.4(a) and 5.4(b) and if the Company does not elect to make Special Section 401(k) Employer Contributions so that the sum of such Average ADP and Average ACP does not exceed both Sections 5.4(a) and 5.4(b), the Committee shall determine, in accordance with Step 1, the smallest aggregate dollar amount of reductions to Participant Elected Contributions and any Employer Matching Contributions and Forfeitures of Highly Compensated Employees allocated therewith which would make the sum of such Average ADP and Average ACP not exceed both Sections 5.4(a) and 5.4(b). In determining whether any Employer Matching Contributions and Forfeitures are allocated with respect to Participant Elected Contributions, reductions shall be made first to a Participant's Unmatched Participant Elected Contributions and then to his Matched Participant Elected Contributions.

            Step 1. The Committee shall determine the dollar amount of the reductions which have to be made under this Section 5.4 so that the Multiple Use Test is met. Such amount shall be calculated by first determining the dollar amount by which the total of the Participant Elected Contributions (and the Employer Matching Contributions and Forfeitures allocated with respect to such Participant Elected Contributions) after any reductions made under Section 5.2(b) or Step 1 of Sections 4.2(c) 5.2(e) of the Highly Compensated Employee the sum of whose Actual Contribution Percentage and Actual Deferral Percentage is the greatest of all Highly Compensated Employees would have to be reduced until the total of his Actual Contribution
       Percentage and Actual Deferral Percentage equals either: (i) the sum of the Actual Contribution Percentage and Actual Deferral Percentage of other Highly Compensated Employees or (ii) or the sum of the Average ACP and the Average ADP of the Highly Compensated Employees, as calculated after such reduction, no longer exceeds the amounts determined under both Section 5.4(a) and (b). Then, unless the sum of the Average ACP and Average ADP of the Highly Compensated
       Employees, as recalculated after the reductions made under Section
       5.2(b) and Step 1 of Sections 4.2(c), 5.2(e) and 5.4, no longer exceeds both the amounts determined under both Sections 5.4(a) and
       (b), the reduction process shall be repeated by determining the amount of reductions which would have to be made to the Participant Elected Contributions of Highly Compensated Employees, whose Actual Contribution Percentage and Actual Deferral Percentage after all prior reductions under Step 1 would sum to the highest amount until the first to occur of: (iii) the sum of the Actual Contribution Percentage and the Actual Deferral Percentage, after the prior reductions, of each person in such group becomes tied with that of one or more other highly Compensated Employees or (iv) that the sum of the Average ADP and the Average ACP of all Highly Compensated Employees, after all prior reductions made under Sections 5.2(b) and Step 1 of Sections 4.1(c), 5.2(e) and 5.4, would no longer exceed the amounts determined under both Sections 5.4(a) and (b). This process is repeated until the sum of the Average ACP and the Average
       ADP of all of the Highly Compensated Employees, after all reductions, would no longer exceed the amount permitted in both
       Sections 5.4(a) and (b).

            Step 2. Next the Committee shall determine the total dollar amount of reductions to the Participant Elected Contributions and Employer Matching Contributions and Forfeitures as calculated under Step 1 ("Total Reduction Amount").

            Step 3. Once the Total Reduction Amount has been determined, the Participant Elected Contributions and any Employer Matching Contributions and Forfeitures of the Highly Compensated Employee for whom the sum of his Participant Elected Contributions and Employer Matching Contributions, after any reductions made in Section 5.2(b) or in Step 3 of Sections 4.2(b) or 5.2(e), is the highest dollar amount of all Highly Compensated Employees shall be reduced by the lesser of the amount which either: (i) causes the sum of such Highly Compensated Employee's Participant Elected Contributions and any Employer Matching Contributions and Forfeitures to equal the sum of the Highly Compensated Employee with the next highest sum of his Participant Elected Contributions and Employer Matching
       Contributions and forfeitures or (ii) reduces the Highly Compensated Employee's Sum of Participant Elected Contributions and Employer Matching Contributions and Forfeitures by the Total Reduction
       Amount. Then, unless the total amount of reductions made equals the Total Reduction Amount, the reduction process shall be repeated by reducing the Participant Elected Contributions and Employer Matching Contributions and Forfeitures allocated with respect thereto by the lesser of such amount which either: (iii) causes the sum of such highly Compensated Employees' Participant Elected Contributions and Employer Matching Contributions and Forfeitures allocated with respect to such Participant Elected Contributions to equal the dollar amount of such contributions of other Highly Compensated Employees or (iv) causes total reductions to equal the Total Reduction Amount. This process is repeated with each successive group of Highly Compensated Employees with the highest sum of Participant Elected Contributions and Employer Matching
       Contributions and Forfeitures allocated with respect thereto, after the prior reductions, until the total reductions made under this Step 3 is equal to the Total Reduction Amount.

       The Committee may establish, from time to time, such rules, restrictions and limitations as it may deem appropriate to insure that the above limitations are met. If the Committee determines that the reduction or disallowance of Employer Matching Contributions and Forfeitures allocated therewith, Participant elections or Participant Elected Contributions is necessary or desirable with respect to Highly Compensated Employees, the Committee may reduce or disallow Employer Matching Contributions and any Forfeitures allocated therewith pursuant to Section 5.3 for such Highly Compensated Employees, including elections for Participant Elected Contributions or such contributions and Employer Matching Contributions and any Forfeitures allocated therewith for the Plan Year, as provided in Section 4.1(c) or 5.2(e).

                                     XXI

       Section 5.7 shall be deleted in its entirety and replaced by the following:

       Application of the Limitations of Sections 5.2(c), 5.2(e), 5.4 and
  9.1. Section 9.1 shall be first applied to contributions under the Program; secondly, Section 5.2(c) shall be applied to contributions under the Program; thirdly, Section 5.2(e) shall be applied to contributions under the Program; and fourthly, Section 4.1(c) shall be applied to contributions under the Program; and lastly, 5.4 shall be applied to contributions under the Program. Amounts contributed to the Plan in excess of the amounts permitted under Section 9.1 which are reduced under Sections 5.2(c), 5.2(e), 4.1(c) or 5.4 shall be disregarded for the calculation of the tests in Sections 5.2(e), 5.2(e), 4.1(c) or 5.4.
  Other than with respect to the reductions required under Section 9.1, amounts reduced in an earlier step in the above sequence shall reduce the reductions of contributions of the same type required to be made in subsequent steps.

                                    XXII

       A new Section 11.13(e) shall be added at the end of Section 11.13 to read, as follows:

            (e) Elective Distributions. A Participant who commenced receiving required minimum distributions before January 1, 1997, and who is not a Five Percent Owner and has not had a Termination of Employment may elect, at such time and on such form as the Committee shall permit, to continue or discontinue receiving installment payments in an amount determined as if the installments were minimum distributions. Once made, an election to receive such installments shall be irrevocable. In the absence of an election to receive distributions in the form of installments, no further required minimum distributions shall be made to such a Participant until he has a Required Beginning Date effective on or after January 1, 1997.

                                    XXIII

       A new Section 11.16(c) shall be added at the end of Section 11.16 to read, as follows:

            (c) Distributions after Age 70-1/2. A Participant who has attained the age of 70-1/2, but has not had a Termination of Employment may elect, at such time and on such form as the Committee shall permit, to commence receiving installment payments beginning after he becomes 70-1/2 or to receive a distribution of his entire Net Balance Account. An election to receive installment payments shall be irrevocable; provided that at any time a Participant who has attained the age of 70-1/2 may elect a distribution of his entire Net Balance Account.

                                    XXIV

       Sections 11.17(a)(1) and (2) are hereby amended to read as follows:

                 (1) the Committee shall inform the Participant or Beneficiary that he has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option or a direct rollover), and

                 (2) the Participant or Beneficiary after receiving the notice affirmatively waives his right to consider his decision for a 30 day period.

                                     XXV

       The third sentence of Section 14.2 shall be deleted and replaced by the following:

       In the absence of specific direction from the Board of Directors, the Trust assets shall be distributed by the Trustee to Participants under the options set forth in Section 11.2 hereof or to Beneficiaries under the options set forth in Section 11.3: provided, however, that Participant Elected Contributions, Employer Matching Contributions and Special Section 401(k) Employer Contributions shall be distributed only if (a) the Participant has a Termination of Employment, death or Disability, or has attained the age of 59-1/2, (b) the Program is terminated without the Employer's establishment or maintenance of another defined contribution plan (excluding a leveraged ESOP as defined in Code Section 4975(e)(7)),
       (c) the Employer disposes of substantially all of its assets used in a trade or business to an unrelated corporation and the Employee continues employment with the acquiring corporation or (d) the Employer disposes of its interest in a subsidiary to an unrelated party and the Employee continues employment with the corporation acquiring the assets or the subsidiary and if, in the case of a distribution made pursuant to (b), (c) or (d), the distribution is made in the form of a single distribution of the entire balance to the credit of the Participant in a single taxable year.

                                    XXVI

       Except as amended herein, the Program shall remain in full force and effect.